EXHIBIT 10.12

Promissory Note Secured by Pledge of Stock

                                             , 200

Mountain View, California	$

The undersigned, «Name»», (the “Purchaser”) for value received, promises to pay to NetLogic Microsystems, Inc. (the “Company”) or any person or entity to whom this Note has been endorsed for payment, or order (collectively the “Holder”), the principal sum of «Dollars»» Dollars ($«Total»») (the “principal sum”) and interest on the principal sum from time to time remaining unpaid hereon from the date of this Note until paid in full at the rate of              percent (            %), compounded annually. The principal sum and all accrued interest shall be due and payable in full on or before the [fourth] anniversary of the date of this Note. In no event shall the interest rate on the principal sum exceed the maximum rate allowed by law.

Principal and interest will be paid in lawful money of the United States of America at the address of the Holder of this Note as shown on the books of the Company. Purchaser shall have the right to prepay all or any portion of the indebtedness represented hereby without premium or penalty upon ten days’ notice.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, to which the Holder hereof, by the acceptance of this Note, agrees:

1. Attorney’s Fees. If the indebtedness represented hereby is not paid in full when due, Purchaser promises to pay all costs of collection, including, but not limited to, reasonable attorneys’ fees.

2. Replacement. On receipt of evidence reasonably satisfactory to Purchaser of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, on delivery of an indemnity agreement or bond reasonably satisfactory in form and amount to the Company, or in the case of mutilation, on surrender and cancellation of this Note, Purchaser, at his or her expense, will execute and deliver, in lieu of this Note, a new Note of like tenor.

3. Right to Accelerate Payment. This Note shall become immediately due and payable in the full amount of the principal sum then unpaid, together with all accrued and unpaid interest thereon, at the option of the Holder of this Note without notice or demand, upon the occurrence of any of the following events:

(a) Purchaser becomes insolvent in that either a petition is filed by or against Purchaser under any bankruptcy law, or he or she is unable to pay his or her debts as they fall due, or he or she makes a general assignment for the benefit of his or her creditors or takes any other action to take advantage of any insolvency laws;

(b) Purchaser fails to make payment when due of any part or installment of principal or interest, and such default is not cured within 10 days of the Holder’s giving notice of such default to Purchaser;

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(c) Purchaser’s employment, or consulting or other relationship with the Company is terminated for any reason whatsoever, including death, in which case the Company shall have the right, upon 30 days prior written notice to Purchaser, or Purchaser’s legal representative or successor, to accelerate the full payment of the Promissory Note, in which event such payment shall be due and payable to the Company after 30 days from the date of said notice, unless the provisions of paragraphs (a), (b) and (c) of this Section 3 apply on the date such notice is sent, in which case the provisions regarding acceleration of the Promissory note contained in Section 5 of the Pledge and Security Agreement shall apply; or

(d) any default by Purchaser under the terms of the Early Exercise Notice and Restricted Stock Purchase Agreement (“Restricted Stock Purchase Agreement”) or the Pledge and Security Agreement (“Security Agreement”), described below, which is not otherwise specified in paragraphs (a), (b) or (c) above.

4. Modification. This Note and any of its terms may be changed, waived or terminated only by a written instrument signed by the party against which enforcement of that change, waiver or termination is sought.

5. Security. This Note is given pursuant to the terms of the Restricted Stock Purchase Agreement and is secured under the terms of a Security Agreement of even date herewith made between the undersigned and the Company. The Holder shall be entitled to all the benefits of the security as provided in the Security Agreement, provided that the Holder shall not be obligated to proceed first against the collateral, but may proceed directly on this Note. In the event the Holder proceeds against the collateral and the proceeds of same are inadequate to pay any amounts due on this Note, the undersigned shall remain liable for any deficiency. Under certain conditions stated in the Security Agreement and in the Restricted Stock Purchase Agreement, the entire amount of this Note may become payable prior to the maturity date stated herein.

6. Transfer. The rights and obligations of the Holder and the Purchaser under this Note and the Security Agreement shall be binding upon and benefit their respective successors, assigns, heirs, administrators and transferees.

7. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of California.

8. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the day sent by facsimile transmission if a true and correct copy is sent the same day by first class mail, postage prepaid, or by dispatch by an internationally recognized express courier service, or at such other address as any party may designate by 10 days’ advance written notice to the other party.

9. Severability. If any provision of this Note should be found to be invalid or unenforceable, all other provisions shall nevertheless remain in full force and effect to the maximum extent permitted by law.

Purchaser

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EXHIBIT D

Pledge and Security Agreement

THIS PLEDGE AND SECURITY AGREEMENT (the “Security Agreement”) is made and entered into this              day of                             , 200    , by and between                                      (“Purchaser”) and NetLogic Microsystems, Inc., a Delaware corporation (the “Company”).

RECITALS:

A. Purchaser has purchased from the Company              (            ) shares of the Company’s Common Stock (the “Shares”) pursuant to a Early Exercise Notice and Restricted Stock Purchase Agreement of even date herewith (the “Restricted Stock Purchase Agreement”).

B. The Company has accepted Purchaser’s promissory note of even date herewith (the “Note”) in payment for the Shares.

C. In consideration of the sale of the Shares and as security for the payment of the Note, Purchaser has agreed to execute this Security Agreement.

NOW, THEREFORE, it is agreed as follows:

1.	Pledge.

(a) Purchaser hereby assigns, transfers and pledges the Shares to the Company as security for payment of the Note.

(b) Purchaser agrees that Purchaser will deposit with Bingham McCutchen LLP, as agent for the Company (the “Escrow Agent”), the certificate representing the Shares, along with two executed stock assignments (with date and number of shares blank), accompanied by such documents of transfer as may be necessary to authorize the Company or its transfer agent to transfer the Shares to the Company if required to do so by the provisions of this Security Agreement; such documents are to be held by the Escrow Agent and delivered to the Escrow Agent pursuant to the Joint Escrow Instructions of the Company and the Purchaser set forth in Attachment 1 and incorporated herein by this reference, which instructions shall also be delivered to the Escrow Agent upon execution of this Security Agreement.

(c) Purchaser shall have the right to execute all stock rights and rights to subscribe, and to receive all liquidating dividends, cash dividends, shares, new securities or other property which the Purchaser is or may hereafter become entitled to receive on account of the Shares pledged hereunder; provided, however, that in the event the Purchaser receives any such property, other than cash dividends, he or she will immediately deliver such property to the Company to be held as collateral in the same manner as the Shares originally pledged hereunder. As used in this Security Agreement, the term “Shares” refers to all the Shares assigned, transferred, and pledged hereunder, and all other property received in respect thereof, other than cash dividends.

(d) In the event the Company is involved in a merger reorganization, exchange reorganization, sale-of-assets reorganization or other event requiring the transfer of a part or all of the Shares, Purchaser shall, within ten days after demand by the Company, execute any documents necessary to insure the continued secured status of the Note by the Shares, any securities or property issued in respect thereto.

(e) As used in this Security Agreement, the term “Collateral” refers to the Shares.

2.	Rights in the Collateral.

Unless and until the ownership of the Collateral is transferred to the Company pursuant to the provisions hereof, the Company shall collect and receive all property, other than cash dividends distributed in respect of the Shares and other than rents or interest payable with respect to the Substitute Collateral. The Company shall hold the same as Collateral under this Security Agreement. Purchaser shall retain all incidents of ownership in the Collateral not specifically limited herein and not in derogation of the Company’s security interest in the Collateral, including the right to vote the Shares or other stock held as Collateral, the right to lease any real property used as Substitute Collateral, subject to the terms of this Security Agreement, the right to receive all notices sent with respect to the Collateral, and the right to grant subordinate secured interests in the Collateral with the Company’s prior written consent, which may be withheld for any reason.

3.	Taxes, Charges and Expenses.

(a) Purchaser agrees to pay, prior to delinquency, all taxes, charges, liens and assessments against the Collateral. In the event Purchaser fails to make any such payment, the Company may at its option pay any such charges and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

(b) Purchaser will defend the Collateral against any and all claims and demands of all persons at any time claiming an interest therein.

(c) All advances, charges, taxes, assessments, costs and expenses, including reasonable attorneys’ fees, incurred or paid by the Company in exercising any right, power or remedy conferred by this Security Agreement, or any enforcement thereof, or to preserve the value of the Collateral, shall become a part of the indebtedness secured hereunder and shall be paid to the Company by Purchaser immediately upon demand.

4.	Default.

The occurrence of any of the following shall be a default under this Security Agreement:

(a) Purchaser fails to make payment when due of any part or installment of principal or interest, and such default is not cured within 10 days of the Company’s giving notice of such default to Purchaser;

(b) Purchaser becomes insolvent in that either a petition is filed by or against Purchaser under any bankruptcy law, or he or she is unable to pay his or her debts as they fall due, or he makes a general assignment for the benefit of his or her creditors or takes any other action to take advantage of any insolvency laws;

(c) Purchaser fails to perform any of his or her obligations or to comply with any of the terms under the Restricted Stock Purchase Agreement;

(d) Purchaser fails to perform any of his or her obligations under the Note; or

(e) Purchaser is in default under or fails to comply with the provisions of any agreement, instrument, decree, judgment, order, obligation, covenant, bond, lien, encumbrance, security interest, article of incorporation or bylaw pertaining to the Collateral or affecting Purchaser’s or the Company’s rights in the Collateral.

5.	Remedies of Company.

(a) Should any default, as provided in paragraph 4 above, continue for a period of five days or more, the Note shall become immediately due and payable at the option of the Company, without notice or demand, the Company shall have the right to take possession and proceed against the Collateral in accordance with this Security Agreement or the Restricted Stock Purchase Agreement, and the Company shall have all the rights and remedies provided by law, particularly the provisions of the Commercial Code of the State of Delaware — “Investment Securities” and “Secured Transactions.”

(b) Purchaser waives the benefit of any statute of limitations affecting his or her liability under this Security Agreement, the Restricted Stock Purchase Agreement or the Note, or the enforcement thereof, and agrees that any payment of any indebtedness or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to this Security Agreement, the Restricted Stock Purchase Agreement or the Note. Purchaser waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor and notices of acceptance of this Security Agreement or the Note, with respect to any default and liability under this Security Agreement and the Note.

(c) Should the Company proceed against all or any part of the Collateral, it may proceed to do so by sale, public or private, and in the market or in private or negotiated sale or sales, and subject to such terms and conditions, all as the Company in its sole discretion deems proper; provided, however, that should the Company purchase all or part of the Collateral at a private sale, it is expressly agreed by Purchaser that fair market value of the Collateral may be established by the Company using the most recent sales price for shares of its similarly restricted stock or the initial purchase price of the Collateral, whichever is greater. It is agreed and understood that sale of the Shares under investment letter is a commercially reasonable disposition. The aggregate proceeds of such sale or sales shall be applied by the Company as follows:

(i) The Company shall first pay itself all reasonable costs and expenses of preparing for and conducting such sale or sales, including without limitation its legal expenses and fees incurred;

(ii) The unpaid balance of the Note plus ten percent (10%) per annum simple interest on such balance for the period between default on the Note and the date the Company consummates the sale, shall be paid to the Company;

(iii) Any further balance shall be applied. to other indebtedness, d any, then owing from Purchaser to the Company; and

(iv) The remaining balance, if any, after application of items (i), (ii) and (iii) above shall be paid and set over to Purchaser.

6.	Release of Collateral.

The Company shall release the Collateral from this pledge upon the payment by the Purchaser to Company of the full amount owing under the Note as therein provided.

7.	Non-Waiver.

The rights, powers and remedies given to the Company by this Security Agreement will be in addition to all rights, powers and remedies given the Company by virtue of any statute or rule or law. The Company shall have the right to enforce one or more of such remedies, successively or concurrently, and any action to enforce the same shall not bar the Company from pursuing any further remedy which it may have hereunder, under the Restricted Stock Purchase Agreement or the Note, or otherwise as provided by law, including, without limitation, the absolute right on the part of the Company to commence an action against Purchaser or his or her spouse for a judgment in the amount of all sums due and collectible under this Security Agreement and the Note without first foreclosing on the security interest granted hereunder and selling the Collateral. Any forbearance, failure or delay by the Company in the exercise of any right, power or remedy hereunder, or under the Note, or under the Restricted Stock Purchase Agreement shall not be deemed to be a waiver of such right, power or remedy and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. Every right, power and remedy of the Company shall continue in full force and effect until the same is specifically waived by an instrument in writing executed by the Company.

8.	Binding Effect.

The rights and remedies of this Security Agreement shall inure to the benefit of, and be binding upon, the heirs, successors and assigns of the parties. Purchaser agrees that the Company can assign its security interest hereunder and all its rights, including its rights to receive payment, under the Restricted Stock Purchase Agreement and the Note to any natural person or entity. In the event of such assignment, Purchaser agrees that he will not assert against the assignee any claim or defense which he may have against the Company if the assignee takes such assignment for value, in good faith and without notice of such claim or defense.

IN WITNESS WHEREOF, this Security Agreement has been executed at                                 , California on the date first above written.

NetLogic Microsystems, Inc. as Secured Party	Purchaser

By

Its

ATTACHMENT 1

Joint Escrow Instructions

                                , 200

Bingham McCutchen LLP

1900 University Ave.

East Palo Alto, CA 94303

Attn: Alan B. Kalin

Gentlemen:

As Escrow Agent for both NetLogic Microsystems, Inc., a Delaware corporation (the “Company”), and the undersigned purchaser of common stock (the “Shares”) of the Company (the “Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Early Exercise Notice and Restricted Stock Purchase Agreement (the “Agreement”), dated as of the date hereof, to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:

1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) shall elect to exercise the Repurchase Option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of Shares to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of Shares being transferred, and (c) to deliver same, together with the certificates evidencing the Shares to be transferred, to the Company against the simultaneous delivery to you of the purchase price (by check or evidence of cancellation of indebtedness of Purchaser to the Company) for the number of Shares being purchased pursuant to the exercise of the Repurchase Option.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing the Shares to be held by you hereunder and any additions and substitutions to said Shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all stock certificates, stock assignments, or other documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated. Subject to the provisions of this Section 3, Purchaser shall exercise all rights and privileges of a shareholder of the Company while the Shares are held by you.

4. This escrow shall terminate at such time as there are no longer any Shares subject to the Repurchase Option.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or company, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or company by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of any failure to confirm the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary or proper to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefore

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be counsel to the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13. If you reasonably require other or further instructions in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or rights of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties entitled to such notice at the following addresses, or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

Company:	NetLogic Microsystems, Inc.
450 National Avenue
Mountain View, CA 94043
Purchaser:

Escrow Agent:	Bingham McCutchen LLP
1900 University Ave.
East Palo Alto, CA 94303
Attn: Alan B. Kalin

16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

NetLogic Microsystems, Inc.

By:

Title:

Purchaser

Escrow Agent

Alan B. Kalin, Escrow Agent